Exhibit 10.1

EXHIBIT B

CONTRIBUTION AGREEMENT

This CONTRIBUTION AGREEMENT (the “Agreement”) is entered into as of August 20, 2020 (“Effective Date”) by and among:

The Michael T. Dent, Trustee of the Mary S. Dent Gifting Trust dated January 31, 2006 (the “MTD/MSD Gifting Trust”);

Michael Thomas Dent, Trustee under the Michael Thomas Dent Declaration of Trust dated March 23, 1998, as amended (the “MTD Trust”) (together, the “Dent Trusts”);

Michael T. Dent MD (“Dr. Dent”); and

HealthLynked Corp., a Nevada corporation (“HealthLynked”).

WHEREAS, the Dr. Dent and the Dent Trusts hold, among other assets, shares of the common stock of NeoGenomics, Inc. (“NEO Shares”) which, on a per share basis, have a present market value of approximately $39.46 per share as of the close of business on August 18, 2020;

WHEREAS, for business reasons, Dr. Dent and the Dent Trusts wish to contribute to HealthLynked an aggregate of 76,026 NEO Shares and other valuable tangible and intangible assets in exchange for 2,750,000 shares of Series B Convertible Preferred Stock of HealthLynked (“Preferred B Voting Stock”) and 24,522,727 shares of Common Stock of HealthLynked in accordance with Section 351 of the Internal Revenue Code;

WHEREAS, Dr Dent wishes and intends to assign all intellectual property (“IP”) created for the benefit of HealthLynked at any time since its inception and so long as Dr. Dent remains connected to HealthLynked as an Officer or Director, with such IP including, without limitation, any trade secrets, patents, trademarks, etc. created by Dr. Dent; and

WHEREAS, Dr. Dent further wishes to convey, assign and transfer the right, title and interest in, and to, the concept and ultimately the Application now known as the HealthLynked COVID-19 Tracker, to HealthLynked.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

ARTICLE I

1.1. Contribution

(a) The Dent Trusts and Dr. Dent shall contribute, assign, transfer and convey to HealthLynked, and HealthLynked shall accept:

(i) 76,026 NEO Shares;

(ii) Tangible and intangible contributions including an assignment of all IP created for the benefit of HealthLynked at any time since its inception of so long as Dr. Dent remains connected to HealthLynked as an Officer or Director, including without limitation any trade secrets, patents, trademarks, etc. created by Dr. Dent; and

(iii) the right, right, title and interest in, and to, the concept and ultimately the Application now known as the HealthLynked COVID-19 Tracker, to HealthLynked Corp.

(b) Simultaneously with the transaction described in Section 1.1(a) above, and without further action required by any person or party, HealthLynked shall immediately, upon the execution of this Agreement, arrange to issue 2,750,000 shares of Series B Voting Stock and 24,522,727 shares of Common Stock to the Dent Trusts, as described in Article II below.

ARTICLE II

2.1. Issuance of Stock. In consideration for the contribution from Dr. Dent and the Dent Trusts of the described consideration including an aggregate of 76,026 NEO Shares to HealthLynked Corp. as provided in ARTICLE I, HealthLynked shall issue to the Dent Trusts, 2,750,000 shares of Series B Voting Shares, and 24,522,727 Common Stock shares shall be allocated as follows:

MTD/MSD Gifting Trust	MTD Trust	Total	Total Common Votes
24,522,727 Common Shares		24,522,727	24,522,727
	2,750,000 Preferred B Voting Shares	2,750,000	275,000,000

with such issuances occurring immediately upon completion of the transactions described in ARTICLE I. Upon such issuances in accordance with the terms hereof, the Consideration Shares shall be duly and validly issued, fully paid and non-assessable. Upon the consummation of the foregoing, 24,522,727 Common Shares of HealthLynked shall be issued to and owned by the MTD/MSD Gifting Trust, and 2,750,000 Series B Voting Shares shall be issued to and owned by the MTD Trust. Of the 76,026 aggregate shares to contributed, 10% (or 7,666 NEO Shares) shall come from the MTD Trust, and 90% (or 68,360 NEO Shares) shall come from the MTD/MSD Gifting Trust.

ARTICLE III

3.1. Tax Treatment. For U.S. federal income tax purposes, the parties hereto intend that the transfer of the aggregate of 76,026 NEO Shares by the Dent Trusts to HealthLynked as well as the other contributions described herein, and the HealthLynked issuance of an aggregate of 2,750,000 shares of Series B Voting Shares and 24,522,727 Common Stock shares to the Dent Trusts shall be treated as a contribution to capital within the meaning of Section 351 of the Internal Revenue Code.

ARTICLE IV

4.1. Modification. Neither this Agreement nor any provisions hereof shall be modified, waived, changed, discharged or terminated except by an instrument in writing signed by all parties.

4.2. Counterparts. This Agreement may be executed in multiple counterpart copies, in each case including by facsimile or portable document format (.pdf), each of which shall be considered an original and all of which constitute one and the same instrument binding on all the parties, notwithstanding that all parties are not signatories to the same counterpart.

4.3. Successors. Except as otherwise provided herein, this Agreement and all of the terms and provisions hereof shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, successors, trustees and legal representatives. This Agreement does not create any rights, claims or benefits inuring to any person or entity that is not a party hereto, and it does not create or establish any third-party beneficiary hereto.

4.4. Assignability. This Agreement is not transferable or assignable by any party hereto. Any purported assignment of this Agreement shall be null and void.

4.5. Entire Agreement. This Agreement constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes any prior agreement or understanding among them with respect to such subject matter.

4.6. Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BE AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA, WITHOUT REGARD TO ANY APPLICABLE PRINCIPLES OF CONFLICTS OF LAW THAT MIGHT REQUIRE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

4.7. Jurisdiction; Venue.

(a) Any action or proceeding relating in any way to this Agreement may be brought and enforced exclusively in the courts of the State of Nevada or (to the extent subject matter jurisdiction exists therefor) of the United States for the District of Nevada, and the parties irrevocably submit to the jurisdiction of both such courts in respect of any such action or proceeding.

(b) The parties irrevocably waive, to the fullest extent permitted by law, any objection that they may now or hereafter have to the laying of venue of any such action or proceeding in the courts of the State of Nevada or of the United States for the District of Nevada, and any claim that any such action or proceeding brought in any such court has been brought in any inconvenient forum.

4.8. Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY HERETO WAIVES, AND COVENANTS THAT SUCH PARTY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH THE DEALINGS OF ANY PARTY HERETO OR THE COMPANY IN CONNECTION WITH ANY OF THE ABOVE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT, TORT OR OTHERWISE. EACH PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 3.8 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHTS TO TRIAL BY JURY.

[Signature Page Follows]

EXHIBIT B

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

Michael T. Dent, Trustee of the Mary S. Dent Gifting Trust dated January 31, 2006

By:	/s/ Dr. Michael Dent
Name:	Dr. Michael Dent
Title:	Trustee

Michael Thomas Dent, Trustee under the Michael Thomas Dent Declaration of Trust dated March 23, 1998, as amended

By:	/s/ Dr. Michael Dent
Name:	Dr. Michael Dent
Title:	Trustee

By:	/s/ Michael T. Dent, MD
Name:	Michael T. Dent, MD

HEALTHLYNKED CORP.

By:	/s/ George O’ Leary
Name:	George O’ Leary
Title:	Chief Financial Officer